Exhibit 99.1

[Logo of CBRL Group, Inc.]

Contact:

Lawrence E. White

Senior Vice President,

Finance and Chief Financial Officer

615-444-5533

CBRL GROUP, INC. DECLARES ELEVEN CENTS PER SHARE QUARTERLY DIVIDEND

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Lebanon, TN (March 26, 2004) – CBRL Group, Inc. (the “Company”) (NASDAQ: CBRL) today announced that the Board of Directors has declared a dividend to common shareholders of eleven cents per share, payable on May 10, 2004 to shareholders of record as of April 16, 2004.

Headquartered in Lebanon, Tennessee, CBRL Group, Inc. presently operates 493 Cracker Barrel Old Country Store restaurants and gift shops located in 41 states and 105 company-operated and 19 franchised Logan’s Roadhouse restaurants in 17 states.

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